Exhibit 99.1

Unisys Corporation Announces Private Debt Exchange Offers and Consent Solicitations

BLUE BELL, PA, June 30, 2009 — Unisys Corporation (“Unisys” or the “Company”) (NYSE: UIS) announced today that it has commenced private exchange offers and consent solicitations in respect of its 6 7/8% Senior Notes due 2010 (the “2010 Notes”), 8% Senior Notes due 2012 (the “2012 Notes”), 81/2% Senior Notes due 2015 (the “2015 Notes”) and 121/2% Senior Notes due 2016 (the “2016 Notes” and, collectively with the 2010 Notes, 2012 Notes and 2015 Notes, the “Senior Notes”). The Company also announced that its previously announced private offer to exchange a portion of the Senior Notes and its concurrent notes offering have been terminated. All tendered Senior Notes, and any subscription fees submitted, in the terminated transaction will be promptly returned to holders.

The Company has commenced private offers to exchange its outstanding Senior Notes in private placements for new 123/4% Senior Secured Notes due 2014 to be issued by the Company (the “First Lien Notes”), new 141/4% Senior Secured Notes due 2015 to be issued by the Company (the “Second Lien Notes” and, together with First Lien Notes, the “New Secured Notes”), up to the lesser of (i) 73,697,327 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) 19.9% of the number of shares of Common Stock outstanding (excluding treasury shares) on the date the transaction closes, and up to $30.0 million in cash, as set forth in the table below. The Company has negotiated the terms of the exchange offers with representatives of an ad hoc bondholder group that, the Company has been advised, is comprised of investors holding approximately 40% of the Senior Notes in the aggregate. Members of the group who hold approximately 25.6%, 23.8%, 54.0% and 15.8% of the outstanding aggregate principal amount of 2010 Notes, 2012 Notes, 2015 Notes and 2016 Notes, respectively, have contractually committed to tender and not withdraw their Senior Notes in the exchange offers and to deliver their consents in favor of the proposed amendments of the indentures governing the Senior Notes.

In conjunction with the exchange offers, the Company is also soliciting consents from holders of the Senior Notes to certain proposed amendments (the “Proposed Amendments”) to the indentures under which the Senior Notes were issued, which, if effected, would eliminate substantially all of the restrictive covenants and certain events of default in those indentures. A tender of Senior Notes by any holder in the exchange offers will also constitute a consent by such holder in favor of the Proposed Amendments. The holders of each series of Senior Notes will vote as a separate class, and Proposed Amendments will be effected with respect to a series if consents of holders of at least a majority in principal amount of that series of Senior Notes are obtained. If the Proposed Amendments are adopted by the 2010 Notes, the 2012 Notes and the 2015 Notes, each voting as a separate class, the Company’s U.S. real estate and the stock and indebtedness of its domestic operating subsidiaries will be included as collateral for the New Secured Notes. The exchange offers are not conditioned upon obtaining the consents from holders of any series of Senior Notes.

The New Secured Notes will be guaranteed by Unisys Holding Corporation, a wholly-owned Delaware corporation that directly or indirectly holds the shares of substantially all of the Company’s foreign subsidiaries, and by the Company’s other current and future material U.S. subsidiaries. The First Lien Notes and Second Lien Notes will be secured by first-priority liens and second-priority liens, respectively, (in each case, subject to permitted prior liens) by substantially all of the Company’s assets, except (i) accounts receivable that are subject to one or more receivables facilities, (ii) real estate and the stock or indebtedness of its U.S. operating subsidiaries (unless the Proposed Amendments are adopted by the 2010 Notes, the 2012 Notes and the 2015 Notes, each voting as a separate class, in which case U.S. real estate and the stock and indebtedness of the Company’s domestic operating subsidiaries will be included in such liens), (iii) cash or cash equivalents securing reimbursement obligations under letters of credit or surety bonds and (iv) certain other excluded assets.

The table below lists the series of Senior Notes that are the subject of the exchange offers and consent solicitations and summarizes the economic terms of the exchange offers. No separate consideration will be paid for the consents.

			For each $1,000 Principal Amount of Senior Notes Exchanged:

			Total Consideration if Tender Occurs Prior to or on the Early Tender Date				Exchange Consideration if Tender Occurs After the Early Tender Date

Unisys Corporation Senior Notes to be Exchanged	CUSIP No.	Outstanding Principal Amount (in millions)	Principal Amount of 12 3/4% Senior Secured Notes due 2014	Principal Amount of 14 1/4% Senior Secured Notes due 2015	Cash	Value of Shares of Common Stock	Principal Amount of 12 3/4% Senior Secured Notes due 2014	Principal Amount of 14 1/4% Senior Secured Notes due 2015	Value of Shares of Common Stock

6 7/8% Senior Notes due 2010 (the “2010 Notes”)	909214BH0	$300.0	$950*	—	$200*	—	$1,100	—	—

8% Senior Notes due 2012 (the “2012 Notes”)	909214BJ6	$400.0	$900**	$0**†	—	$100†	—	$850†	$100†

8 1/2% Senior Notes due 2015 (the “2015 Notes”)	909214BK3	$150.0	—	$500†	—	$250†	—	$450†	$250†

12 1/2% Senior Notes due 2016 (the “2016 Notes”)	909214BL1	$210.0	—	$500†	—	$250†	—	$450†	$250†

* If more than $150.0 million aggregate principal amount of 2010 Notes are tendered prior to the Early Tender Date (defined below) and are accepted for exchange, holders of such 2010 Notes will receive a pro rata share of $30.0 million of cash and will be issued additional principal amount of First Lien Notes in lieu of cash in excess of such pro rata share.
**If more than approximately $161.1 million aggregate principal amount of 2012 Notes are tendered prior to the Early Tender Date and are accepted for exchange, holders of such 2012 Notes will receive a pro rata share of $145.0 million aggregate principal amount of First Lien Notes and will be issued Second Lien Notes in lieu of First Lien Notes in excess of such pro rata share.
† The number of shares of Common Stock issued will be equal to the applicable “Value of Shares of Common Stock” listed in the table above, divided by a per share price based on the volume-weighted average price of the Common Stock, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UIS US <equity> VWAP” (or its successor if such page is not available), in respect of the ten trading day period ending on and including July 8, 2009, rounded down to the nearest whole share. In no event will the Company issue shares in excess of the Common Stock Maximum Issuance Amount (as defined below). If necessary, and subject to proration and other adjustments described herein, the Company will issue Second Lien Notes to tendering holders of Senior Notes in lieu of issuing any shares of Common Stock in excess of the Common Stock Maximum Issuance Amount

Tendered Senior Notes (and delivered consents) may be withdrawn prior to 5:00 p.m., New York City time, on July 14, 2009, unless extended with respect to any or all series of Senior Notes. It is a condition to the completion of each of the exchange offers that by Midnight, New York City time, on July 28, 2009 (such time and date, as the same may be extended with respect to any or all series of Senior Notes, the “Expiration Date”) there have been validly tendered (and not validly withdrawn) notes representing at least 40.0% of the aggregate principal amount of each of the 2010 Notes and the 2012 Notes. The exchange offers and the consent solicitations will expire on the Expiration Date, unless extended or earlier terminated.

Holders of Senior Notes that properly tender and do not validly withdraw their Senior Notes prior to 5:00 p.m., New York City time, on July 14, 2009 (such time and date, as the same may be extended with respect to any or all series of Senior Notes, the “Early Tender Date”) and whose Senior Notes are accepted for exchange will receive the applicable consideration set out in the table above under the heading “Total Consideration” consisting of cash (in the case of tendered 2010 Notes), New Secured Notes and Common Stock (in the case of tendered 2012 Notes, 2015 Notes and 2016 Notes) in the amounts listed in the table above, subject to such proration and adjustments as may be necessary due to the Cash Maximum Amount, the First Lien Maximum Issuance Amount and the Common Stock Maximum Issuance Amount (each as defined below). Holders of Senior Notes who properly tender their Senior Notes after the Early Tender Date and on or before the Expiration Date and whose Senior Notes are accepted for exchange will receive the applicable consideration set out in the table above under the heading “Exchange Consideration” consisting of New Secured Notes and Common Stock in the amounts listed in the table above, subject to such proration and adjustments as may be necessary due to the Common Stock Maximum Issuance Amount. In addition, accrued interest up to, but not including, the settlement date will be paid in cash on all properly tendered and accepted Senior Notes.

In the event that cash payable in the exchange of 2010 Notes properly tendered (and not validly withdrawn) prior to the Early Tender Date exceeds $30.0 million (the “Cash Maximum Amount”), in exchange for each $1,000 principal amount of 2010 Notes tendered prior to the Early Tender Date, holders of such Senior Notes will receive a pro rata share of the Cash Maximum Amount based on the aggregate principal amount of 2010 Notes tendered and, in lieu of cash in excess of such pro rata share, will be issued additional First Lien Notes in an aggregate principal amount equal to $200 minus such pro rata share of the Cash Maximum Amount. The aggregate principal amount of First Lien Notes that may be issued in exchange for 2012 Notes will not exceed $145.0 million (as such amount may in the Company’s sole discretion be increased, the “First Lien Maximum Issuance Amount”). In the event that the aggregate principal amount of First Lien Notes issuable in exchange for 2012 Notes properly tendered (and not validly withdrawn) prior to the Early Tender Date exceeds the First Lien Maximum Issuance Amount, each holder of such 2012 Notes will, for each $1,000 principal amount of 2012 Notes tendered prior to the Early Tender Date (and not validly withdrawn), receive First Lien Notes equal to a pro rata share of the First Lien Maximum Issuance Amount and, in lieu of First Lien Notes in excess of such pro rata share, will be issued Second Lien Notes in an aggregate principal amount equal to $900 minus such pro rata share of First Lien Notes.

The number of shares of Common Stock the Company may issue in exchange for the Senior Notes will not exceed the lesser of 73,697,327, which represents approximately 19.9% of the shares of its Common Stock outstanding (excluding treasury shares) on June 29, 2009, or 19.9% of the number of shares of its Common Stock outstanding (excluding treasury shares) on the date the transaction closes (expected to be the third business day following the Expiration Date) (such amount, the “Common Stock Maximum Issuance Amount”). If the number of shares of Common Stock issuable to holders of 2012 Notes properly tendered (and not validly withdrawn) would exceed the Common Stock Maximum Issuance Amount, holders of such 2012 Notes will receive shares of Common Stock on a pro rata basis based on the Common Stock Maximum Issuance Amount and will receive additional Second Lien Notes in a principal amount equal to the difference between the applicable “Value of Shares of Common Stock” listed in the table above and the dollar value of such pro rata number of shares of Common Stock (based on the pro rata number of shares multiplied by a per share price (the “Per Share Price”) based on the volume-weighted average price of the Common Stock, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UIS US <equity> VWAP” (or its equivalent successor if such page is not available), in respect of the ten trading day period ending on and including July 8, 2009). In the event the number of shares of Common Stock issuable to holders of 2012 Notes, 2015 Notes and 2016 Notes properly tendered (and not validly withdrawn) would exceed the Common Stock Maximum Issuance Amount, holders of 2015 Notes and 2016 Notes so tendered will receive shares of Common Stock on a pro rata basis based on the Common Stock Maximum Issuance Amount less the number shares of Common Stock that are issuable to holders of 2012 Notes and will receive Second Lien Notes in an aggregate principal amount equal to the difference between the “Value of Shares of Common Stock” listed in the table above and the dollar value of such pro rata number of shares (based on the pro rata number of shares multiplied by the Per Share Price).

The exchange offers are being made, and the New Secured Notes and Common Stock are being offered and issued within the United States only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors.  The New Secured Notes and the Common Stock to be offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company plans to enter into a registration rights agreement pursuant to which certain holders of the Common Stock will be granted certain registration rights.  This press release does not constitute an offer to sell or the solicitation of an offer to buy Senior Notes, New Secured Notes or Common Stock subject to the exchange offers in any jurisdiction.

The terms and conditions of the Company’s acceptance of Senior Notes that are tendered for exchange pursuant to the exchange offers and consents that are delivered pursuant to the consent solicitations are set forth solely in the confidential offering circular and consent solicitation statement dated June 30, 2009 (the “Offering Circular”) relating to the exchange offers and the consent solicitations and the accompanying letter of transmittal and consent (together with the Offering Circular, the “Offering Documents”).  Offering Documents will be distributed only to holders of Senior Notes who complete a form confirming that they are within the category of eligible holders for these private offers. The exchange offers and consent solicitations are made only by, and pursuant to, the terms set forth in the Offering Circular, and the information in this press release is qualified by reference to the Offering Documents.  Subject to applicable law, Unisys may amend, extend or terminate any of the exchange offers and any of the consent solicitations.

About Unisys

Unisys is a worldwide information technology company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, we bring together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With more than 27,000 employees, Unisys serves commercial organizations and government agencies throughout the world. For more information, visit www.unisys.com.

Forward-Looking Statements

Any statements contained in this press release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements of the Company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. There can be no assurance that the exchange offers and the consent solicitations will be completed, either because the minimum tender conditions to complete the transaction may not be satisfied, or otherwise. Factors that could affect the Company’s future results include: the Company’s ability to refinance its debt; the economic and business environment; the Company’s ability to access external credit markets; the Company’s significant pension obligations; the success of the Company’s turnaround program; aggressive competition in the information services and technology marketplace; volatility and rapid technological change in the Company’s industry; the Company’s ability to retain significant clients; the Company’s ability to grow outsourcing; the Company’s ability to drive profitable growth in consulting and systems integration; market demand for the Company’s high-end enterprise servers and maintenance on these servers; the risk that the Company’s contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may be subject to audits, criminal penalties, sanctions and other expenses and fines; the risk that the Company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the Company has commercial relationships; the risks of doing business internationally; the business and financial risk in implementing future dispositions or acquisitions; the potential for infringement claims to be asserted against the Company or its clients and the possibility that pending litigation could affect the Company’s results of operations or cash flow. Additional discussion of these and other factors that could affect Unisys’ future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.